Exhibit 99.2

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED BALANCE SHEETS

AT JUNE 30, 2021 AND DECEMBER 31, 2020

	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$884,395	$559,188
Accounts receivable, net	1,144,534	846,181
Deposits & Prepayments	73,549	131,531
Total Current Assets	2,102,478	1,536,900

Property, Plant and Equipment, net	66,739	85,500

Other Assets
Right of Use Assets, net	227,340	106,271
Total Other Assets	294,079	191,771

Total Assets	$2,396,557	$1,728,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$51,843	$55,028
Accrued Liabilities	584,143	1,020,837
Notes Payable, Current	411,626	290,314
Right of Use Liabilities, current	59,249	107,645
Total Current Liabilities	1,106,861	1,473,824

Long Term Liabilities
Notes Payables	560,693	757,666
Right of Use Liabilities	168,079	-
Total Long Term Liabilities	728,722	757,666

Total Liabilities	1,835,645	2,231,490

Stockholders’ Equity (Deficit)
Common Stock, $1 par value, 965 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	965	965
Additional Paid In Capital	8,281	8,281
Stockholder Distributions	(876,993)	(876,993)
Retained Earnings	1,428,659	364,928
Total Stockholders’ Equity (Deficit)	560,912	(502,819)

Total Liabilities and Stockholders’ Deficit	$2,396,557	$1,728,671

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

Six months ended June 30, 2021
REVENUE:
Service Revenue	$3,629,981
Total Revenue	3,629,981

Cost of Services	1,812,150

GROSS PROFIT	1,817,831
EXPENSES
General and Administrative	1,010,709
Total Expenses	1,010,709
OPERATING INCOME	807,122
OTHER INCOME (LOSS)
Interest Income	8
Interest Expense	(9,282)
Misc Other Income	265,883
Total Other Income (Loss)	256,609

Income (loss) before income taxes
Provision (Credit) for Income Taxes	-

NET INCOME	$1,063,731

Other Comprehensive Income (Loss)	-
TOTAL COMPREHENSIVE INCOME (LOSS)	$1,063,731

Basic net income per common share	$1,102
Basic weighted average common shares outstanding	965

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2021

						Total
	Common Stock		Additional			Stockholders’
	Shares	Amount	Paid-In Capital	Stockholder Distributions	Retained Earnings	Equity (Deficit)

Balance, December 31, 2020	965	$965	$8,281	$(876,993)	$364,928	$(502,819)
Net Income					1,063,731	1,063,731
Balance, June 30, 2021	965	$965	$8,281	$(876,993)	$1,428,659	$560,912

The accompanying notes are an integral part of these combined financial statements

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF CASHFLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Six months ended June 30, 2021
OPERATING ACTIVITIES:
Net Income	$1,063,731

Adjustments to Reconcile Net Loss:
Depreciation	21,366
PPP Loan Forgiveness	177,900

Changes in Operating Assets & Liabilities:
Increase in Accounts Receivable	(298,353)
Decrease in Deposits & Prepayments	57,982
Decrease in Right of Use Assets	(121,076)
(Decrease) Increase in Accounts Payable & Accrued Expenses	(439,879)
Decrease in Right of Use Liabilities	119,695
Net Cash Received from Operating Activities	581,365

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (Purchase) of Property, Plant and Equipment, net	(2,597)
Net Cash (Used In) Received Investing Activities	(2,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Funds Received from (Payments on) Notes Payable, net	(253,561)
Net Cash Used In Financing Activities	(253,561)

INCREASE IN CASH & CASH EQUIVALENTS	$325,207

CASH & CASH EQUIVALENTS, BEG OF YEAR	$559,188

CASH & CASH EQUIVALENTS, END OF THE PERIOD	$884,395

SUPPLEMENATAL CASH FLOW DISCLOSURES

Non Cash Investing Activities
Cash Paid for Interest	$12,149

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

1. Organization and Summary of Significant Accounting Policies

Organization

2WR Colorado, Inc. and 2WR Georgia, Inc. and MJ12 Design Studio, Inc. (collectively, the “Companies”) provide planning, consulting, architectural and engineering design services to commercial and government clients primarily in Colorado and Georgia. The Companies in recent years has also been involved in offering such services to the cannabis industry in the design and engineering of cultivation facilities.

Basis of Presentation and Principles of Combination

These combined financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). They include the accounts of 2WR of Colorado, Inc. and 2WR of Georgia, Inc. and MJ12 Design Studio, Inc, entities that have common ownership and inter-company transactions. All inter-company accounts and transactions have been eliminated in combination.

Use of Estimates

In preparing the combined financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include estimated revenues under design contracts.

Cash and Cash Equivalents

The Companies consider all highly liquid short-term cash investments with an original maturity of three months or less to be cash equivalents. As of June 30, 2021, and December 31, 2020, the Companies did not maintain any cash equivalents. The Companies maintain cash with financial institutions that may from time to time exceed federally insured limits. The Companies have not experienced any losses related to these balances and believes the risk to be minimal. There are no restricted or compensating cash balances as of June 30, 2021 and December 31, 2020.

Accounts Receivable, Net

Trade accounts receivables are carried at the original invoiced amounts less an allowance for doubtful accounts. As of June 30, 2021, and December 31, 2020, the balance of allowance for doubtful accounts was $53,168 and $53,168 respectively. The allowances for doubtful accounts are calculated based on a review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company’s customer base. The Company reviews a customer’s credit history before extending credit to the customer. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additions to the allowance would be required. A provision is made against accounts receivable to the extent they are considered unlikely to be collected. Occasionally the Company will write off bad debt directly to the bad debt expense account when the balance is determined to be uncollectable. Bad debt expense for the six months ended June 30, 2021 was $0.

Fair Value of Financial Instrument

The Companies’ financial instruments consist principally of cash and cash equivalents, accounts receivable, right of use assets, accounts payable, and notes payable. The Companies’ value their financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The carrying amount of the Companies’ cash and cash equivalents, accounts receivable, and accounts payable in these combined financial statements approximates fair value because of the short-term nature of the instruments. The carrying amount of our notes payable at June 30, 2021 and 2020 approximates their fair values based on our incremental borrowing rates.

There have been no changes in Level 1, Level 2, and Level 3 categorizations and no changes in valuation techniques for these assets or liabilities for the six months ended June 30, 2021.

Property, Plant, and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line. $0 impairment charges were recorded for the six months ended June 30, 2021.

The estimated useful lives for significant property and equipment categories are as follows:

Computer and Technology Equipment	3 years
Furniture and Equipment	5 years
Vehicles	3 years

Operating Lease Right of Use Assets

Operating lease right of use assets are stated at cost less accumulated depreciation, amortization and impairment. The Company has two operating leases with an imputed annual interest rate of 6.1%. The terms of the leases are 12 months commencing on January 1, 2021 and ending on December 31, 2021 and a 12 month lease commencing on July 1 2020 and ending on June 30, 2021. The Company is currently evaluating whether to renew the lease ending on December 31, 2021. The company has extended the lease ending June 30, 2021 through July 31, 2025.

Impairment of Long-lived Assets

The Company evaluates potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment will be recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Revenue Recognition

The Companies recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given to whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the services and products delivered and the collectability of those amounts.

We enter into separate contracts for the services we provide to our customers in order to clarify our obligations under the terms of the contracts. New contracts are entered into if the services to be performed or products to be delivered need to be modified. Service revenues are satisfied when services are rendered or completed in accordance with the terms of the contract.

Customer Deposits

On occasion the Companies will collect deposits from customers at the beginning of the contract for services in connection with services performed in developing the contract and the associated plans for the project under the contract. The customer payments received are recorded as a prepaid customer deposit liability on the balance sheet. When the contract is executed and meets all the criteria for revenue recognition, the deposit is recorded against the customer’s receivable balance. In certain situations when the customer has paid the deposit and services have been performed but the customer chooses not to proceed with the contract, the Company may keep the deposit and recognize revenue. At June 30, 2021 and December 31, 2020, the Company had outstanding prepaid customer deposits of $0 and $2,640, respectively.

Cost of Revenue

The Company’s policy is to recognize cost of revenues in the same manner as, and in conjunction with, revenue recognition. The Company’s cost of revenues includes the costs directly attributable to revenue recognized and includes expenses related to fees for third-party services, labor costs, and associated permits and fees.

Advertising Costs

The Company expenses advertising costs in the periods the costs are incurred. Prepayments made under contracts are included in prepaid expenses and expensed when the advertisement is run. Total advertising expense incurred for the six months ended June 30, 2021 was $555.

Income Taxes

The shareholders of the Companies have elected to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended. As such, the Companies do not record any tax provisions, assets or liabilities on the combined financial statements. Instead, the individual shareholders are taxed on the profits of the Companies based on their ownership of the Companies.

Recently Adopted Accounting Pronouncements

From time to time, the Financial Accounting Standards Board (the “FASB”) or other standards setting bodies issue new accounting pronouncements. The FASB issues updates to new accounting pronouncements through the issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, the Companies believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on the Company’s financial statements upon adoption.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This update is effective for interim and annual periods beginning after December 15, 2022, with a modified-retrospective approach. The Companies are currently evaluating the impact that this new guidance will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Companies are currently evaluating the impact that this new guidance will have on its consolidated financial statements.

2. Related Party and Intercompany Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In accordance with ASC 850, the Company’s combined financial statements include disclosures of material related party transactions, other than compensation arrangements, expense reimbursements, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of combined financial statements.

During the six months ended June 30, 2021, 2WR Georgia provided services on contracts and projects obtained by 2WR Colorado and recognized revenue and $122,099 costs in connection with these services. During the six months ended June 30, 2021, 2WR Colorado recognized Cost of Goods of $122,099 from work performed on behalf of 2WR Colorado. Such amounts have been eliminated as a part of the combination.

3. Property, Plant and Equipment

Property, plant and equipment, at cost, consists of the following:

	June 30, 2021	December 31, 2020

Computer equipment	$2,484	$2,484
Vehicles	253,813	253,813
Furniture and fixtures	8,225	5,620
Total	264,522	261,917
Accumulated depreciation	(197,783)	(176,417)
Property, Plant and equipment, net	$66,739	$85,500

Depreciation expense for the six months ended June 30, 2021 was $21,366. Depreciation is calculated using primarily the straight-line method over the estimated useful lives of the assets.

During the six months ended June 30, 2021, the Companies sold vehicles for $12,600 recognizing a gain on the sale of $12,600. During the six months ended June 30, 2021, the Companies purchased furniture and fixtures totalling $2,597.

4. NOTES PAYABLE

Notes Payable consist of:

	Maturity	Annual Interest		Secured By
	Date	Rate	Guaranteed	Assets	June 30, 2021	December 31, 2020
Bank of the West SBA	November 2028	8.25%	Yes	No	$278,057	$292,155

Paycheck Protection Program “PPP” Stockton Bank	April 2022	1%	Yes	Yes	342,500	342,500

Southern States Bank Line of Credit	December 2022	5.5%	Yes	Yes	19,097	26,470

Suntrust Commercial Loan 42	September 2023	7.25%	Yes	Yes	74,280	89,250

Suntrust Line of Credit Loan 26	NA	Variable	Yes	Yes	156,235	173,897

Various Auto Loan	November 2021 to June 2025	3.9% to 5.8%	Yes	Yes	61,992	74,600

Various Equipment and Software Loans	December 2021 to December 2023	2.58% to 4.39%	Yes	Yes	40,158	49,108

Total Outstanding Notes Payable					$972,319	$1,047,980

Less Current Portion					(441,626)	(290,314)

Total Long-term Portion Notes Payable					$560,693	$757,666

Minimum future payments for the next five years are expected to be:

Year Ended December 31,
2021	$569,638
2022	97,750
2023	85,790
2024	47,333
2025	46,145
Thereafter	125,663
Total	$972,319

Bank of the West SBA

On November 15, 2018 the Companies received an SBA guaranteed loan in the amount of $350,000. The note matures in November, 2028. The guarantee fee is $7,875 and is amortized over the life of the loan. During the six months ended June 30, 2020, amortization of $787 was expensed. During the six months ended June 30, 2021, amortization of $394 was expensed. The monthly payments of interest and principle total $3,948. During the six months ended June 30, 2020, payments of $32,578 in principal were paid and $3,915 in interest was paid. During the six months ended June 30, 2021, payments of $14,098 in principal were paid and $5,348 in interest was paid. Additionally the bank forgave $13,448 in principle which is included in Other Income.

Bank of the West Line of Credit

On May 7, 2015 the Companies received Line of credit from Bank of the West in the amount of $40,000. In January 2016 the company received $35,000 in proceeds from the line of credit. In August, 2017 the Companies paid back the loan in full. In February, 2018 the Companies received $30,000 in proceeds from the line of credit. In June, 2018 the company received $5,000 in proceeds from the line of credit. During the six months ended June 30, 2020, payments of $24,451 in principal was paid and $416 in interest was paid. The loan was paid in full on May 7, 2020.

Paycheck Protection Program Farmers & Stockmens Bank

On April 13, 2020 the Companies received two Paycheck Protection Program Loans in the amount of $342,500. On February 11, 2021 the company received an additional $177,900 in Paycheck Protection Loans. As of June 30, 2021, the company received $177,900 in Loan forgiveness. The remaining balance of $164,600 was forgiven in July, 2021.

Southern States Line of Credit

On January 8, 2018 the Companies received an loan in the amount of $61,115. The note matures January 8, 2023. The monthly payments of interest and principle total $1,169. During the six months ended June 30, 2020, payments of $5,983 in principal were paid and $1,034 in interest was paid. During the six months ended June 30, 2021, payments of $7,373 in principal were paid and $813 in interest was paid.

Suntrust Commercial Loan 42

On September 14, 2018 the Companies received an loan in the amount of $150,000. The note matures September 14, 2023. The interest rate is 7.25% per annum. The monthly payments of interest and principle total $2,995. During the six months ended June 30, 2020, payments of $13,878 in principal were paid and $3,360 in interest was paid. During the six months ended June 30, 2021, payments of $14,970 in principal were paid and $2,463 in interest was paid.

Suntrust Line of Credit Loan 26

On September 14, 2018 the Companies received an line of credit in the amount of $200,000. Obligation is payable on demand. The interest is a variable rate equal to the Prime Rate Index plus 2.25% per annum. On November 30, 2018 the company received $146,897. In 2019 the company received an additional $55,000 of cash proceeds. During the six months ended June 30, 2020, payments of $15,000 in principal were paid and $1,946 in interest was paid. During the six months ended June 30, 2021, payments of $17,662 in principal were paid and $4,178 in interest was paid.

Columbus Community Bank Term Loan

In January 2014 the Companies received a loan in the amount of $164,725. In September 2015, the Companies received an additional $50,000 in proceeds. The interest is 5% per annum. The monthly payments of interest and principle total $3,202. During the six months ended June 30, 2020, payments of $24,912 in principal were paid and $700 in interest was paid. The loan was paid off in August 2020.

Various Auto Loans

The Companies enters into auto loans as needed to secure financing for the purchase of vehicles for employee use. The rates vary from 3.9% to 5.8%. During the six months ended June 30, 2020, payments of $36,467 in principal were paid and $3,033 in interest was paid. During the six months ended June 30, 2021, payments of $12,794 in principal were paid and $3,315 in interest was paid.

Various Equipment and Software Loans

The Companies enters in the various loans to finance the purchase of equipment and software. The rates vary from 2.58% to 4.39%. During the six months ended June 30, 2020, payments of $8,957 in principal were paid and $385 in interest was paid. During the six months ended June 30, 2021, payments of $8,952 in principal were paid and $383 in interest was paid.

5. Concentration of Credit Risk

Financial instruments that potentially expose the Company to significant concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company maintains the majority of its cash balances at financial institutions that management believes are of high-credit quality and financially stable. Accounts Receivables are not collateralized. The Company attempts to limit its credit risk by performing ongoing credit evaluations of its customers and maintaining adequate allowances for potential credit losses.

6. Operating Lease Liabilities & Commitments & Contingencies

The Company has two operating leases with an imputed annual interest rate of 6.1%. The terms of the first lease are 12 months commencing on January 1, 2020 and ends on December 31, 2020. The lease automatically renews if notice to exit the lease is not provided 6 months prior to the end of the lease term. The second lease commenced on July 1, 2018 and ends on June 30, 2021. The Lease was renewed on March 17, 2021 and ends July 31, 2025

The following is a summary of operating lease liabilities:

	June 30, 2021	December 31, 2020
Operating lease liabilities related to right of use assets.	$227,340	$107,645
Less current portion	59,249	(107,645)
Long term	$168,091	$-

Total remaining lease payments under both the Companies’’ operating and finance leases are as follows:

Fiscal Year	Operating Leases
2021	$58,078
2022	42,018
2023	60,428
2024	62,397
2025	34,494
Thereafter	2,757
Total lease payments	$260,172
Less: Amounts representing interest	$(32,832)
Total lease liabilities	$227,340

7. Stockholders’ Equity (Deficit)

Equity Distributions

During the six months ended June 30, 2021, the Company made no cash distributions to its stockholders.

8. Commitments and Contingencies

The Company follows ASC 450, Contingencies, which requires the Company to assess the likelihood that a loss will be incurred from the occurrence or non-occurrence of one or more future events. Such assessment inherently involves an exercise of judgment. In assessing possible loss contingencies from legal proceedings or unasserted claims, the Company evaluates the perceived merits of such proceedings or claims, and of the relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss will be incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

9. Accounts Receivable Concentrations

During the six months ended June 30, 2021, one customer represented 17% of total revenues. The Company did not have any other customers whose revenue individually represented 10% or more of the Company’s total revenue for the six months ended June 30, 2021 and 2020.

At June 30, 2021, one customer accounted for 20% of total accounts receivable. The Company had did not have any other customers whose accounts receivable individually represented 10% or more of the Company’s total accounts receivable at June 30, 2021 and 2020.

10. Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations after June 30, 2021, to the date these combined financial statements were available to be issued and has determined that there were no significant subsequent events or transactions that would require recognition or disclosure in the combined financial statements for the six months ended June 30, 2021 except as disclosed below.

Stock Purchase Agreement

On July 30, 2021, the Companies and their majority shareholder Sam Andras (the “Sellers”) completed the Stock Purchase Agreement (“Purchase Agreement”) with urban-gro, Inc., urban-gro Architect Holdings, LLC, (the “Buyer”), a wholly-owned subsidiary of urban-gro, Inc., pursuant to which the Buyer acquired all of the issued and outstanding capital stock of 2WR of Colorado, Inc and 2WR of Georgia, Inc., (collectively, the “Purchased Shares”) from the Sellers.

Pursuant to the Purchase Agreement, the Purchased Shares had a purchase price of up to $7.1 million, which purchase price is subject to customary working capital adjustments (the “Purchase Price”). At closing, the Purchase Price was paid in the form of wire transfer of immediately available funds and the issuance of unregistered shares (the “Closing Payment Shares”) of urban-gro’s common stock, which Closing Payment Shares had an aggregate stated value of $2.0 million. Additionally, the Purchase Agreement provides for additional earnout payments (“Earnout Payments”) to the Sellers of up to an aggregate amount of $2.0 million, payable in cash or unregistered shares of urban-gro’s common stock in the Buyer’s sole discretion. The Earnout Payments are payable quarterly for a two year period and will be equal to twenty percent of the Companies’ Quarterly Gross Profit (as defined in the Purchase Agreement).The Purchase Agreement contains customary representations and warranties, operating covenants and termination rights.